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                                                                    EXHIBIT 11.1

                             THE WARNACO GROUP, INC.
                Calculation of Income (Loss) per Common Share
                        (in thousands except share data)

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
                                                                    FOR THE                      FOR THE
                                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            ------------------------    ------------------------
                                                             JULY 6,       JULY 8,       JULY 6,       JULY 8,
                                                               1996          1995          1996          1995
                                                            ----------    ----------    ----------    ----------

Net income (loss)                                           ($  55,482)   $    9,265    ($  40,264)   $   19,885
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Number of shares outstanding during the period              47,216,492    37,499,492    47,216,492    37,499,492
Restricted shares issued during the period                      73,346            --        36,673            --
Shares issued due to exercise of options                        11,694            --         5,846            --
Add: common equivalent shares using the treasury stock
  method                                                     6,874,592     4,789,822     6,592,469     4,486,455
Less: treasury stock                                          (286,600)     (286,600)     (286,600)     (286,600)
                                                            ----------    ----------    ----------    ----------
Weighted average number of shares                           53,889,524    42,002,714    53,564,880    41,699,347
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Net income (loss) per share                                     ($1.03)        $0.22        ($0.75)        $0.48
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
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